Exhibit 99.2

National Commerce Corporation

600 Luckie Drive, Suite 350

Birmingham, Alabama 35223

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Central Time on [•], 2019, the cut-off date before the meeting date. Have your proxy card in hand when you access the web site, and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Central Time on [•], 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope that we have provided, or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — —— — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1 and 2.

						For	Against	Abstain

1.  To adopt the Agreement and Plan of Merger dated as of November 23, 2018, by and between CenterState Bank Corporation and National Commerce Corporation, with CenterState as the surviving company, all on and subject to the terms and conditions contained therein.

						☐	☐	☐

2   To approve a proposal of the board of directors of National Commerce Corporation to adjourn or postpone the special meeting if necessary or appropriate to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement.

						☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

		Yes	No
Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature	Date			Signature (Joint Owners)	Date

REVOCABLE PROXY

NATIONAL COMMERCE CORPORATION

Special Meeting of Stockholders

[•], 2019 [•]

This proxy is solicited on behalf of the Board of Directors

The undersigned acknowledges receipt of the accompanying proxy statement/prospectus, dated [•], 2019, and hereby appoints Richard Murray, IV and William E. Matthews, V, or either of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of National Commerce Corporation that the undersigned is entitled to vote only at the Special Meeting of Stockholders to be held on [•], 2019 at [•], Central Time, at the offices of National Commerce Corporation, 600 Luckie Drive, Suite 350, Birmingham, Alabama 35223, and at any and all adjournments or postponements thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

This proxy is being solicited on behalf of the Board of Directors. This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” each of the proposals listed. If any other business is presented at the Special Meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting.

Continued and to be signed on reverse side